EXHIBIT 10.18


                                  GROUND LEASE



                                  BY AND BETWEEN


                  MCDAIN GOLF CENTER OF MONROEVILLE ("Lessor")


                                      AND


                   GOLDEN BEAR GOLF CENTERS, INC. ("Lessee")



               Dated as of this ______day of _____________, 1996

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                                  GROUND LEASE

                                      INDEX

                                                                       PAGE

ARTICLE 1.   PREMISES....................................................  1

ARTICLE 2.   TERM........................................................  2

ARTICLE 3.   RENT........................................................  2

ARTICLE 4.   USE OF PREMISES.............................................  3

ARTICLE 5.   COVENANT OF TITLE AND QUIET ENJOYMENT.......................  3

ARTICLE 6.   EVIDENCE OF TITLE...........................................  4

ARTICLE 7.   LESSOR'S MORTGAGE...........................................  5

ARTICLE 8.   ZONING......................................................  5

ARTICLE 9.   COMPLIANCE WITH LAWS AND ORDINANCES.........................  5

ARTICLE 10.   MECHANIC'S LIENS...........................................  6

ARTICLE 11.   ALTERATIONS, TITLE TO AND REMOVAL OF
                IMPROVEMENTS.............................................  7

ARTICLE 12.   TRADE FIXTURES, MACHINERY AND EQUIPMENT....................  8

ARTICLE 13.   REPAIRS....................................................  9

ARTICLE 14.   TAXES...................................................... 10

ARTICLE 15.   UTILITIES.................................................. 11

ARTICLE 16.   INSURANCE AND INDEMNIFICATION.............................. 11

ARTICLE 17.   EMINENT DOMAIN ............................................ 13

ARTICLE 18.   ASSIGNMENT AND SUBLETTING.................................. 14

ARTICLE 19.   DEFAULT BY LESSEE.......................................... 14

ARTICLE 20.   LESSOR'S REMEDIES.......................................... 15

ARTICLE 21.   REPRESENTATIONS OF LESSOR.................................. 17

ARTICLE 22.   LESSOR'S ACCESS TO PREMISES................................ 18
                                       ii

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ARTICLE 23.   SURRENDER OF PREMISES...................................... 18

ARTICLE 24.   HOLDING OVER............................................... 19

ARTICLE 25.   SERVICE OF NOTICE.......................................... 19

ARTICLE 26.   SUCCESSORS AND ASSIGNS..................................... 20

ARTICLE 27.   RECORDING.................................................. 21

ARTICLE 28.   COMMISSION................................................. 21

ARTICLE 29.   AMENDMENTS................................................. 21

ARTICLE 30.   INVALIDITY OF PROVISIONS................................... 21

ARTICLE 31.   ESTOPPEL CERTIFICATE....................................... 22

ARTICLE 32.   INTERPRETATION............................................. 22

ARTICLE 33.   CAPTIONS................................................... 23

ARTICLE 34.   PURCHASE OPTION............................................ 23

ARTICLE 35.   ENVIRONMENTAL AUDIT........................................ 24

ARTICLE 36.   ENTIRE AGREEMENT........................................... 24



Attachments:

Exhibit A

Exhibit B - Rental Adjustment

                                  GROUND LEASE




                  THIS LEASE is made and entered into this________ day of _________________ , 1996, by and between McDain Golf Center of Monroeville, a Pennsylvania limited partnership, hereinafter referred to as "Lessor", and Golden Bear Golf Centers, Inc., a Florida corporation, hereinafter referred to as "Lessee":

                  ARTICLE 1.  PREMISES.


                  Lessor, for and in consideration of the covenants hereinafter contained and made on the part of the Lessee, does hereby demise and lease to Lessee and Lessee does hereby lease from Lessor:

                           (a) All that certain parcel of ground situate in
                  the Municipality of Monroeville, County of Allegheny, Pennsylvania, as described in Exhibit "A" attached hereto and made a part hereof, together with all Lessor's easement rights and appurtenances and all buildings and other improvements located thereon, reserving however from this Lease all of Lessor's rights with respect to the operating gas well on said parcel and the natural gas and all other minerals underlying said parcel; and

                           (b) All personal property owned by Lessor and used or useful in the operation of the Real Estate.

The real estate and personal property described above are hereinafter referred to respectively as the "Real Estate" and the

"Personalty". The Real Estate and the Personalty together are hereinafter referred to as the "Premises".

                  ARTICLE 2.  TERM.


                  The term of this Lease shall be twenty-nine (29) years commencing on April 15, 1996 (the "Commencement Date").

                  ARTICLE 3.  RENT.


                  Lessee shall pay to Lessor annual rent for the Premises in the amount of $325,000, subject to adjustment as set forth on Exhibit B, attached hereto and made a part hereof. Annual rent shall be payable in advance without demand, deductions or setoff, in equal monthly installments, due on the first day of each and every calendar month during the term of this Lease. Such installments shall be payable at the address of the Lessor, as set forth in
Article 25 hereof, or at such other place of which Lessor shall have given Lessee written notice at least thirty (30) days in advance. The accrual of rent hereunder shall begin with the commencement of the term of this Lease, but in the event that the Commencement Date shall occur on a day of the month other than on the first day of the month, the first rental payment (and the last rental payment) shall be adjusted for the proportionate fraction of the whole month, so that all rental payments other than the first shall be made and become due and payable on the first day of each month.

                  ARTICLE 4.  USE OF PREMISES.

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                  It is contemplated by Lessee hereunder that the Premises will initially be used for the operation of a driving range and related businesses. Lessee may use the Premises for any other lawful use for which Lessee obtains prior written consent of Lessor, which prior written consent shall not be unreasonably withheld.

                  ARTICLE 5.  COVENANT OF TITLE AND QUIET ENJOYMENT.


                  Lessor covenants that Lessor is well seized of and has good title to the Premises free and clear of all liens, encumbrances, easements, tenancies and restrictions, except for the items ("Permitted Encumbrances") described in Article 7 below. Lessor warrants and will defend the title, and will indemnify Lessee against any damage or expense which Lessee may suffer by reason of any claim against title or defect in the title to the Premises or the description of the Real Estate. Lessor further warrants that the operation of the gas well on the Premises will not interfere with the operation of a driving range and Lessor shall indemnify and hold harmless Lessee from all damages and liability arising from the operation of the gas well.

                  ARTICLE 6.  EVIDENCE OF TITLE.


                  Within ten (10) days from the date of this Lease, Lessee shall apply for leasehold title insurance for the Premises from a title company chosen by Lessee. If the report on title, title binder or commitment discloses any conditions,

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restrictions, liens, encumbrances, easements or covenants which, in Lessee's reasonable opinion, would affect Lessee's use and enjoyment of the Premises and appurtenant easements, Lessee shall promptly give notice to Lessor requesting that Lessor cure such defects to title. Lessor shall then have thirty (30) days from the date of receipt of said notice to make a good faith effort to cure such defects and to furnish a title report, binder or commitment showing such defects cured or removed. If such defects in title are not so cured within thirty (30) days, Lessee may, at its option, terminate this Lease. Any conditions, restrictions, liens, encumbrances, easements or covenants which Lessee does not by the aforementioned notice request Lessor to cure shall be deemed to be "Permitted Encumbrances."

                  ARTICLE 7.  LESSOR'S MORTGAGE.


                  Lessee agrees that it will, on the request of the Lessor, subordinate its leasehold interest in the Premises to any mortgagee of Lessor's fee interest in the Premises provided that such mortgagee enters into a nondisturbance agreement reasonably satisfactory to Lessee whereby such mortgagee agrees not to interfere with Lessee's rights under this Lease so long as there is no Event of Default (as hereinafter defined).

                  ARTICLE 8.  ZONING.


                  Lessor hereby represents and warrants that the use by Lessee of the Premises as a driving range is a permitted use

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under the present zoning classification and local laws and ordinances applicable to the Premises. Lessee at its own expense may seek approval of any zoning change, conditional use, variance, subdivision or other land use matter, provided Lessor's consent, which shall not be unreasonably withheld, is first obtained. Lessor shall cooperate as required in Lessee's efforts to obtain any such approval.

                  ARTICLE 9.  COMPLIANCE WITH LAWS AND ORDINANCES.


                  Lessee shall comply with all Federal, State, County and Municipal laws and ordinances and all rules and regulations of any duly constituted authority, present and future, affecting or respecting the use or occupancy of the Premises by Lessee or the business at any time thereon transacted by Lessee or any assignee or sublessee of Lessee.

                  ARTICLE 10.  MECHANIC'S LIENS.


                  Lessee shall have no authority to create or place any lien or encumbrance of any kind whatsoever upon or in any manner to bind the interest of the Lessor in the Premises, and Lessee covenants and agrees promptly to pay all sums legally due and payable by it on account of any labor performed on or material supplied to the Premises upon which any lien is or can be asserted upon the Premises or the improvements thereon. Lessee will cause any mechanic's, materialman's or other lien against the Premises to be fully discharged and released, provided,

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however, that if the Lessee desires to contest any such lien, it may do so, but notwithstanding any such contest, if such lien shall be reduced to final judgment and such judgment or such processes may be issued for the enforcement thereof and is not promptly stayed or if is so stayed and such stay thereafter expires, then and in that event, the Lessee shall forthwith pay and discharge said judgment. Notwithstanding the above, Lessee shall not suffer any mechanic's lien to be entered against the interest of Lessor in the Premises. In the event that Lessor is named as a co-defendant or as a defendant in any action for mechanic's liens filed, then Lessee shall defend the interest of Lessor upon request to do so at its own cost and expense, and shall not permit any judgment to be entered against Lessor's interest. In the event that a judgment is entered against Lessor's interest, then Lessee shall cause the same to be paid or bonded within seven (7) days from the date of entry.

                  ARTICLE 11.  ALTERATIONS, TITLE TO AND REMOVAL OF
                               IMPROVEMENTS.


                  Lessee may make alterations, additions and improvements (which for the purposes of this Article 11 shall include all interior and exterior signage and logos) to the Premises from time to time, and all such alterations, additions and improvements, shall be and remain the property of Lessee, its assignee or sublessee, as the case may be, at all times during the term of this Lease and any extensions or renewals thereof. Lessee shall have the right to remove any such alterations, additions and improvements at any time during the term of this Lease or any extension or renewal thereof and for a period of thirty (30) days after the termination of this Lease or any extension or renewal thereof, by a lapse of time or otherwise and, for such purpose, to enter upon the Premises. However, Lessee shall not be required to remove any such alterations, additions or improvements, and Lessee's failure to do so after the expiration of such thirty
(30) day period shall be deemed to be an abandonment thereof, whereby the same shall, thereupon, be and become part of the real estate, with title thereto vesting in the owner of the land. In case of removal of any building by Lessee or occurring at or after the termination of this Lease, as aforesaid, Lessee shall level the area formerly occupied by any buildings so removed.

                  ARTICLE 12.  TRADE FIXTURES, MACHINERY AND EQUIPMENT.


                  Lessor agrees that all trade fixtures, machinery, equipment, furniture or other personal property of whatever kind and nature kept or installed on the Premises by Lessee or Lessee's assignees or sublessees shall not become the property of the Lessor or a part of the realty, no matter how affixed to the Premises and may be removed by Lessee or its assignees or sublessees, in their discretion, at any time, and from time to time, during the entire term of this Lease and any renewals. Upon request of Lessee or Lessee's assignees or sublessees, Lessor shall execute and deliver any Landlord's Waiver forms submitted by any vendors, lessors, chattel mortgagees or holders or owners of any trade fixtures, machinery, equipment, furniture or other personal property of any kind and description kept or installed on the Premises by Lessee or any sublessee setting forth the fact that the Lessor waives, in favor of such vendor, lessor, chattel mortgagee or any holder or owner thereof, any lien, claim, interest or other right therein superior to that of such vendor, lessor, chattel mortgagee, owner or holder. Lessor shall further acknowledge that the property covered by such waiver forms is personal property and is not to become a part of the realty, no matter how affixed thereto and that such property may be removed from the Premises by the vendor, lessor, chattel mortgagee, owner or holder at any time upon default by Lessee or its assignees or sublessees in the terms of such chattel mortgage or other similar documents, free and clear of any claim or lien of the Lessor.

                  ARTICLE 13.  REPAIRS.


                  Lessee shall, at all times during the term of this Lease, at its own cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition, ordinary wear and tear excepted, all buildings, improvements and parking areas at any time constructed on the Premises and shall use all reasonable precautions to prevent waste, damage or injury thereto. In addition, Lessee does hereby agree to maintain the

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same, including pavement in a reasonably good condition and repair, free of all paper, debris, snow, ice or other refuse.

                  ARTICLE 14.  TAXES.


                  Lessee shall:
                  (a) In addition to the rent provided herein, pay and discharge punctually, all taxes, special and general assessments attributable to the Premises including land, water rents, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary (hereinafter referred to as "taxes"), and each and every installment thereof which shall or may as of the term of this Lease be charged, levied, laid, assessed, imposed upon or for or with respect to the Premises or any part thereof, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations, of Federal, State, County, and Municipal governments and of all other governmental authorities whatsoever (all of which shall also be included in the term "taxes" as heretofore defined).

                  (b) Lessee shall be deemed to have complied with the covenants of subparagraph (a) of this Article if payment of such taxes shall have been made either within any period allowed by law or by the governmental authority imposing the same, during which payment is permitted without penalty or interest or before the same shall become a lien upon the Premises or, if Lessee is contesting such tax as permitted under subparagraph (d) hereof, Lessee shall escrow the amount of such tax with Lessor.

                  (c) All such taxes, which shall become payable during each of the calendar year in which the term of this Lease terminates, shall be apportioned and prorated between Lessor and Lessee in accordance with the respective portions of such calendar year during which such lease term shall be in effect.

                  (d) Lessee shall have the right to contest or review all such taxes by legal proceedings, or in such

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                           other manners as it may deem suitable (which, if
                           instituted, Lessee shall conduct promptly at its own cost or expense, and free of any expense to Lessor and, if necessary, in the name of and with the cooperation of Lessor, and Lessor shall execute all documents necessary to accomplish the foregoing). Notwithstanding the foregoing, Lessee shall promptly pay all such taxes if at any time the Premises or any part thereof shall then be immediately subject to forfeiture, or if Lessor shall be subject to any criminal liability, arising out of the nonpayment thereof.

                  (e) Nothing herein or in this Lease otherwise contained shall require or be construed to require Lessee to pay any inheritance, estate, succession, transfer, gift, franchise, income, rental or profit taxes, that are or may be imposed upon Lessor, its heirs, successors or assigns.

                  (f) Lessee agrees to provide Lessor with a copy of any paid tax bill within sixty (60) days from receipt of same.



                  ARTICLE 15.  UTILITIES.


                  Lessee agrees that it will pay all costs for water, sanitary sewer, gas and electric current and other utilities used, consumed or wasted upon or in connection with the Premises during the term hereof and of any renewals thereof, as and when the charges for the same shall be come due and payable.

                  ARTICLE 16.  INSURANCE AND INDEMNIFICATION.


                  Lessee shall, at its own cost and expense carry and maintain fire insurance with standard coverage endorsement on all improvements located on the Premises in an amount equal to at least eighty percent (80%) of the full insurable value thereof, excluding foundation and excavating costs.

                  Lessee shall maintain commercial liability insurance coverage with a single limit of no less than $2,000,000, provided Lessor may from time to time during the term increase said minimum amount to a then commercially reasonable amount. Such liability policies shall name Lessor as an additional insured.
                  Lessee may elect to maintain any insurance required to be carried by this Lease under its so-called blanket policy or policies. Lessee shall deliver certificates evidencing the insurance required by this Lease throughout the term of this Lease and any renewals thereof.

                  Lessee shall indemnify and save Lessor harmless against and from any and all liabilities, losses, damages, injuries, costs and expenses as hereafter may occur, arise, directly or indirectly from or out of: (a) any failure by Lessee to make any payment to be made by it hereunder or fully to perform or observe any obligation or condition to be performed and observed by Lessee hereunder, or (b) any cause whatsoever, on, about or relating to the Premises during the term of this Lease, by whomever caused, excluding only any loss or damage attributable to the acts or omissions of the Lessor. The foregoing costs and expenses shall include any costs or expenses, including reasonable attorneys' fees, incurred or paid by Lessor in connection with the defense of any suit or action brought about by any party arising from the foregoing causes.

                  ARTICLE 17.  EMINENT DOMAIN.

                  If the whole or any part of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, Lessee reserves unto itself the right to prosecute its claim for an award based upon injury caused to its improvements and its leasehold interest by such taking, without impairing any rights of Lessor for the taking of or injury to the reversion.

                  In the event a part of the Premises shall be taken and Lessee in good faith determines that the remainder of the Premises cannot be economically operated, and in any such event, the Lessee may, at any time prior to or within a period of sixty (60) days after the date when possession of the Premises shall be required by the taking party, elect to terminate this Lease.

                  If a portion of the Premises shall be taken and Lessee does not terminate the Lease under the preceding paragraph, the annual rent and the purchase price stated in Article 34 shall be equitably adjusted.

                  ARTICLE 18.  ASSIGNMENT AND SUBLETTING.


                  Lessee shall not assign this Lease or sublease the Premises or any part thereof to an entity other than a "Related Entity" without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall have the right to assign this Lease or sublease the Premises or any part thereof to a "Related Entity" upon prior written notice to Lessor but without Lessor's consent. A "Related Entity" shall be any entity which is at all times controlled by or under common control with Lessee by a third entity, control being deemed established by ownership of at least 51% of the voting interest of the entity in question. In the event of any assignment or subletting, Lessee shall remain liable for the payment of all rents and other charges required to be paid hereunder and for the performance of all terms, covenants and conditions herein undertaken by Lessee.

                  ARTICLE 19.  DEFAULT BY LESSEE.


                  An "Event of Default" shall have occurred if Lessee shall fail to pay any installment of rent promptly on the day when the same shall become due and payable hereunder and shall continue in such default for a period of ten (10) days after written notice thereof by Lessor or if Lessee shall fail to promptly keep and perform any other affirmative covenants of this Lease, strictly in accordance with the terms of this Lease, and shall continue in default for a period of thirty (30) days after written notice thereof by Lessor of default and demand of performance However, if any default shall occur, other than in payment of money, which cannot with due diligence be cured within a period of thirty (30) days, and if Lessee prior to the expiration of thirty (30) days from and after the giving of the notice as aforesaid, commences to eliminate the cause of such default, then no Event of Default shall occur as long as Lessee proceeds diligently and with reasonable dispatch to take all

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steps and do all work required to cure such default and does so cure such default.

                  ARTICLE 20.  LESSOR'S REMEDIES.


                  If an Event of Default should occur as set forth in Article 19 hereof, the rent reserved herein for the entire unexpired portion of the term shall, at Lessor's option, thereupon immediately become due and payable, provided that the amount of said rent shall be reduced to its present value using a commercially reasonable discount rate. Tenant shall be obligated for such present value regardless of which, if any, of the remedies Lessor elects to pursue.
                  Further, if an Event of Default should occur as set forth in
Article 19 hereof, Lessor, at its option, may terminate this Lease upon and by giving written notice of termination to Lessee, or Lessor, without terminating this Lease, may at any time after such default or breach, without notice or demand additional to that provided in Article 19 hereof, and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach (other than the aforesaid right of termination) exercise any one or more of the remedies hereinafter provided in this Article or as otherwise provided by law, all of such remedies (whether provided herein or by law) being cumulative and not exclusive:

                  (a) Lessor may perform for the account of Lessee any defaulted term or covenant on Lessee's part to be observed or performed, and recover as rent any

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                           expenditures made and the amount of any obligations
                           incurred in connection therewith.

                  (b) Lessor may enter the Premises (with or without process of law and without thereby incurring any liability to Lessee and without such entry being constituted an eviction of Lessee or term of this Lease) and take possession of the Premises and all real and personal property of every kind on the Premises, and Lessor may (i) apply against the accelerated rent and the expenses, including attorneys' fees, which Lessor may have incurred in connection with such repossession, either the value of such property or the proceeds, after selling expenses, from the sale of such property, whichever Landlord chooses to do, and (ii) at any time and from time to time relet the Premises or any part thereof for the account of Lessee, for such terms, upon such conditions and at such rental as Lessor may deem proper. In the event of such reletting, (i) Lessor shall receive and collect the rent therefrom and shall first apply such rent against such expenses as Lessor may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering or repairing the same for reletting, and such other expenses, commissions and charges, including attorneys' fees and real estate commissions, which Lessor may have paid or incurred in connection with such repossession and reletting, and then shall apply such rent against the accelerated rent, and (ii) Lessor may execute any lease in connection with such reletting in Lessor's name or in Lessee's name, as Lessor may see fit, and the tenant of such reletting shall be under no obligation to see to the application by Lessor of any rent collected by Lessor.

                  (c) If there is an Event of Default, Lessor shall act in a commercially reasonable manner to mitigate any damages resulting from the Event of Default.


                  ARTICLE 21.  REPRESENTATIONS OF LESSOR.


                  Lessor hereby represents to Lessee as follows:

                  A. The present condition of the Real Estate and the operation of Lessee's business on the Real Estate

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                           are not in violation of any laws, including without
                           limitation, environmental laws.

                  B.       There are no underground storage tanks on the Real
                           Estate.

                  C. The Real Estate has never been used as a landfill or waste disposal site.

                  D. There are no legal actions, suits, or other legal or administrative proceedings, including condemnation cases, pending or threatened against the Premises and Lessor is not aware of any facts which might result in any such action, suit or other proceeding.

                  E. Lessor has the authority and power to enter into this Lease. The execution and delivery of this Lease will not breach any agreement to which Lessee is a party.

                  F. There are no agreements which are binding on the Premises except for the Permitted Encumbrances.

                  G. Lessee is not aware of any pending projects which might result in any municipal assessment against the Real Estate.


                  ARTICLE 22.  LESSOR'S ACCESS TO PREMISES.


                  Lessor shall have reasonable rights of access to the Premises for the purpose of inspecting the condition thereof from time to time throughout the term of this Lease and any renewals thereof. Lessor shall also have the right during the last nine (9) months of the Lease term or any renewal thereof to show the Premises to any prospective tenant at reasonable times during business hours. Lessor shall give Lessee reasonable prior notice of any entry by Lessor onto the Premises, except in an emergency. The rights of Lessor under this Article shall not be exercised in any way that interferes with the conduct of Lessee's business on the Real Estate.

                  ARTICLE 23.  SURRENDER OF PREMISES.


                  Lessee shall, after the last day of the term or any extension thereof or upon any earlier termination of such term, surrender the Premises to Lessor, including all improvements thereon, in good order, condition and state of repair, reasonable wear and tear and the provisions of Article 11 hereof excepted. With respect to the Personalty, Lessee may make such substitutions and replacements to items of Personalty in the ordinary course of business as Lessee deems appropriate, provided that the value of the Personalty is not materially diminished during the term of the Lease.

                  ARTICLE 24.  HOLDING OVER.


                  In the event Lessee continues to occupy the Premises after the last day of the term hereby created or after the last day of any extension of said term, and the Lessor elects to accept rent thereafter, a tenancy from month to month only shall be created under and subject to all other provisions contained herein.

                  ARTICLE 25.  SERVICE OF NOTICE.


                  Every notice, approval, consent or other communication authorized or required by this Lease shall not be effective unless the same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested and (a) if intended for Lessor shall be addressed to:

                       McDain, Inc.
                       c/o Michael Vuick
                       1400 Smokey Wood Drive
                       Apt. 911
                       Pittsburgh, PA 15218


and (b) if intended for Lessee shall be addressed to the Premises with copies to:

                           Golden Bear Golf Centers, Inc.
                           11780 U.S. Highway #1
                           North Palm Beach, FL  33408
                           Attention:  Mr. Gary Rosmarin, President

                                       and

                           David M. Shaw, Esquire
                           Fleming, Haile, Shaw & Gundlach, P.A.
                           Park Centre, Suite 100
                           440 Royal Palm Way
                           Palm Beach, FL  33480


or to such other address as either party may designate by notice given from time to time in accordance with this Article. Any notice given in accordance with the provisions of this Article shall be deemed to have been given as of the date three (3) days after such notice shall have been placed in the United States Postal Service. The rent payable by Lessee hereunder shall be paid to Lessor at the same place where a notice to Lessor is herein required to be directed.

                  ARTICLE 26.  SUCCESSORS AND ASSIGNS.

                  The terms, conditions and covenants of this Lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors or assigns and shall run with the land.

                  ARTICLE 27.  RECORDING.


                  This Lease shall not be recorded. However, Lessor and Lessee agree to execute and deliver to the other a Memorandum of this Lease containing only minimum statutory requirements, which Memorandum of Lease shall then be recorded in the appropriate office of the County within which the Premises is located. The cost of recording such a Memorandum of Lease, including any tax on the act of recordation, shall be borne by Lessee.

                  ARTICLE 28.  COMMISSION.


                  Lessor and Lessee hereby warrant and represent to the other that it has had no dealing with any real estate broker or agent in connection with this Lease.

                  ARTICLE 29.  AMENDMENTS.


                  No waivers, alterations or modifications of this Lease or any agreements in connections therewith shall be valid, unless in writing duly executed by both Lessor and Lessee herein.

                  ARTICLE 30.  INVALIDITY OF PROVISIONS.

                  If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time, or to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

                  ARTICLE 31.  ESTOPPEL CERTIFICATE.


                  Either party to this Lease shall from time to time during the term of this Lease, immediately upon the request of the other party, execute and deliver to the other party a statement certifying that this Lease is in full force and effect, the date through the rent and other charges hereunder have been paid and any other factual matters reasonably requested by the other party.

                  ARTICLE 32.  INTERPRETATION.


                  This Lease has been negotiated and prepared by Lessor and Lessee jointly and the principles that lease provisions should be construed against the drafter of the lease or against the landlord shall not be applied in construing this Lease. It is the intention of the parties that the rent to be paid by the

Lessee shall be absolutely net to the Lessor and the provisions of this Lease shall be construed accordingly.

                  ARTICLE 33.  CAPTIONS.


                  The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such Articles of this Lease or in any way affect this Lease.

                  ARTICLE 34.  PURCHASE OPTION.


                  Lessee shall have the right to purchase the Premises together with all rights reserved by the Lessor under Article 1 hereof for the purchase price of Two Million Dollars (the "Purchase Option"). To exercise this option, Lessee must provide Lessor with written notice of such exercise. If Lessor does not receive such notice by that date which is six months prior to the fifth anniversary of the Commencement Date, Lessor shall provide Lessee with written notice that, unless exercised, the Purchase Option shall expire on that date which is fifteen days after the effective date of the notice. The closing of the purchase shall occur as near the fifth anniversary of the Commencement Date as practical on a date and at a time and place in Allegheny County, Pennsylvania, chosen by Lessee. Lessor shall pay one-half of all realty transfer taxes due and a closing agent's reasonable charge for making disbursements. All other closing costs (other than matters of title clearance) shall be paid by Lessee.

                  ARTICLE 35.  ENVIRONMENTAL AUDIT.


                  Lessee has requested that an environmental audit of the Premises be prepared by a firm selected by Lessee. Lessee will promptly provide Lessor with a copy of the audit along with a statement of the conditions, if any, disclosed by the audit which, in Lessee's reasonable opinion, require remediation. Lessor shall then have 30 days from the receipt of the audit to cure any such condition. If such cure is not completed within thirty (3) days, Lessee may, at its option, terminate this Lease.

                  ARTICLE 36.  ENTIRE AGREEMENT.


                  This Lease supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the Premises and contains all of the covenants, agreements, and other obligations between the said parties in respect to said Premises. This Lease may be executed in any number of counterparts, each of which shall be deemed to have the full force and legal effect of an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day first above written.

WITNESS:                                 McDAIN GOLF CENTER OF MONROEVILLE,
                                         a Pennsylvania limited partnership



                                         By:
- -------------------------------             ---------------------------------
                                                    General Partner


ATTEST:                                  GOLDEN BEAR GOLF CENTERS, INC.



                                         By:
- ------------------------------              ---------------------------------

                                    EXHIBIT A


                  ALL that certain parcel of land located in the Municipality of Monroeville, formerly of the Borough of Monroeville, Allegheny County, Pennsylvania, also being formerly all of Parcel 2 in the Mosside Blvd. Industrial Park Plan of Lots, as recorded in the Recorder's Office of Allegheny County, Pennsylvania in Plan Book Volume 110, pages 141-142, and also a part of Parcel 3 in said recorded Plan, both of which were unified and set apart by virtue of the Schnurer Plan of Lots subdivision recorded on the 15th day of December, 1988, in Plan Book Volume 155, page 196, and being more particularly described as follows:

                  BEGINNING at a point on the westerly side of the right-of-way for the Wilmerding-Trafford City Road (Broadway Avenue), L.R. 639, 80 feet wide, at the end of the curve at the intersection of said Road with Mosside Park Court, a right-of-way shown on the recorded plan of said Mosside Blvd. Industrial Park; thence continuing along said Wilmerding-Trafford City Road South 32 degree 37' 28" East, a distance of 95.84 feet to a point; thence continuing along said Wilmerding-Trafford City Road along an arc of a curve having a radius of 2370.00 feet deflecting to the right, an arc distance of
149.89 feet to a point; thence South 29 degree 00' 03" East, a distance of
474.25 feet to a point; thence continuing along the Wilmerding-Trafford City Road along the arc of a circle having a radius of 1170.00 feet deflecting to the right, an arc distance of 309.65 feet to a point at the Northerly boundary of Parcel 3-C, in the Schnurer Plan of Lots recorded on December 15, 1988; thence along said Parcel 3-C South 61 degree 11' 41" West, a distance of 1046.00 feet to a point on the right-of-way now or formerly of Conrail (formerly the Pennsylvania Railroad); thence along the easterly right-of-way of now or formerly of Conrail the following two courses and distances: along the arc of a circle having a radius of 11,820.00 feet deflecting to the left an arc distance of 167.53 feet to a point, thence North 27 degree 24' 09" West, a distance of 1248.18 feet to a point; thence North 47 degree 39' 52" East, a distance of
93.98 feet to a point; thence South 42 degree 20' 08" East, a distance of 75.00 feet to a point; thence North 47 degree 39' 52" East, a distance of 165.49 feet to a point; thence South 32 degree 37' 28' East, a distance of 327.45 feet to a point on the boundary of Mosside Park Court; thence along the boundary of said Mosside park Court the following five courses and distances: South 47 degree 22' 32" West, a distance of 40.00 feet, South 32 degree 37' 28" East a distance of
100.00 feet, North 57 degree 22' 32" East a distance of 40.00 feet, along the arc of a circle having a radius of 25.00 feet an arc distance of 37.37 feet, thence North 57 degree 22' 32" East, a distance of 690.00 feet to a point; thence along the arc of a circle having a radius of 25.00 feet curving to the right an arc distance of 39.27 feet to a point at the place of beginning.

                  BEING approximately 27.48 acres.

                                    EXHIBIT B

                                RENTAL ADJUSTMENT



                  The Rent, as set forth in Article 3, shall be adjusted as of the first day of each Lease Year of the term of the Lease commencing with the first day of the sixth Lease Year. The term "Lease Year" shall mean consecutive twelve (12) month periods commencing on the Commencement Date and each anniversary thereof. In the event the Commencement Date falls on a day other than the first day of the month, for purposes of the definition of Lease Year only, the Commencement Date shall be deemed to fall on the first day of the following month. The Rent shall be adjusted in accordance with changes in the Consumer Price Index (hereinafter referred to as the "C.P.I."). The C.P.I. shall mean the average for "all items" shown on the "U.S. City Average for Urban Wage Earners and Clerical Workers (including Single Workers), all items, groups, subgroups and special groups of items" as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor, using 1982-84 as a base of 100.
The Rent shall be adjusted in accordance with the following provisions:

                           (a) The C.P.I. as of the month two (2) months preceding that month in which the Commencement Date falls shall be designated the Base C.P.I.

                           (b) After the end of the fifth Lease Year and of
                  each Lease Year thereafter, the Rent shall be adjusted effective the first month of the succeeding Lease Year. The adjusted Rent shall be determined as follows:

                                                The C.P.I. for the month
                  The Rent stated in            prior to last month of the
                  Article 3             X       Lease Year then ended
                                                ----------------------------
                                                The Base C.P.I.


                           (c) No such adjustment shall reduce the Rent below the Rent in effect for the prior Lease Year.

                           (d) If, during the Term of this Lease or any renewal
                  thereof, the U.S. Department of Labor, Bureau of Labor Statistics, ceases to maintain the C.P.I., such other index or standard as will most nearly accomplish the aim and purpose of the C.P.I. (as determined by Landlord) shall be used to determine the amount of rental adjustments hereunder.

                           (e) In the event of any delay in computing the rental
                  adjustment for a subsequent Lease Year, Tenant shall continue payment of the most recent Rent as has been computed, and at such time as an accounting is made and notice is given to Tenant, an accounting will be made retroactive to the beginning of the subsequent Lease Year for which adjustment is made, and the amount then due Landlord shall be paid by Tenant within ten (10) days of receipt of said notice of accounting.

                           ADDENDUM TO LEASE AGREEMENT


                    THIS ADDENDUM, made and entered as of the _________ day of March, 1996, by and between McDain Golf Center of Monroeville, a Pennsylvania limited partnership ("Lessor"), having an address of c/o Michael Vuick, 1400 Smokey Wood Drive, Apartment 911, Pittsburgh, Pennsylvania 15218 and Golden Bear Golf Centers, Inc., a Florida corporation with an address of 11780 U.S. Highway #1, North Palm Beach, Florida 33408 ("Lessee"), recites and provides as follows:

                                    RECITALS

                    A. Lessor is the sole owner of legal and equitable title of a fee simple leasehold estate in the real estate described on Exhibit "A" hereto (the "Real Property").

                    B. Lessor is also the owner of the business and assets located at the Real Property (including the "Improvements" thereon) and described on Exhibit "B" hereto (the "Assets").

                    C. Lessor has agreed to lease the Real Property and Assets to Lessee. The Real Property and Assets are collectively referred to herein as the "Project."

                    D. This Addendum supersedes and controls all conflicting provisions of the Lease to which it is attached. The Lease and this Addendum shall constitute and be construed as a single instrument.

AGREEMENT
                    1.   RECITALS.

                    The recitals set forth hereinabove are true and correct.

                    2.   LEASE CONTINGENCIES.

                    A. This Lease and Lessee's obligations hereunder are expressly subject to and conditioned upon the matters set forth in Section 3 hereof. The Lease may be terminated by Lessee giving written notice of termination to Lessor prior to expiration of the "Examination Period" as defined in Section 3. If Lessee does not so notify Lessor, the lease term shall commence on April 15, 1996 (the "Commencement Date").

                    B. The Lease may also be terminated by Lessee as set forth in Sections 6 and 35 thereof, in which event the "Initial Deposit" described below shall also be returned to Lessee.

                    C. On the Commencement Date, Lessor and Lessee shall execute all documents necessary to carry out the provisions hereof and to transfer all Project licenses and permits to Lessee.

                    D. Simultaneously with the execution hereof, Lessee shall pay Lessor $50,000, (the "Initial Deposit"), which shall be (i) returned to Lessee if Lessee terminates the Lease in accordance with Sections 2A or 2B hereinabove or (ii) credited against the Option Purchase Price.

                    E. On the Commencement Date, Lessee shall deliver an agreement (the "C & L Agreement") with C & L Ventures 1988 acceptable to Lessor.

                    F. Simultaneously with the execution hereof, Lessee shall deposit an additional $100,000.00 (the "Additional Deposit") with ________ _____________ as Escrow Agent.

                    In the event Lessee does not terminate the Lease under the provisions of Section 2A or 2B hereinabove, Escrow Agent shall deliver said sum to Lessor on the date all of such contingencies have expired or are waived by Lessee. This Additional Deposit shall also be credited against the Option Purchase Price.

                    3.       ACCESS TO PREMISES.

                             A.      Commencing on the date hereof and
terminating on the Commencement Date (the "Examination Period"), Lessee and Lessee's agents shall have the right to enter the Real Property at all reasonable times to examine the Project, provided that Lessee shall not interfere with Lessor's operations of the Project.

                             B.      Without limiting the generality of the
foregoing, Lessee may perform or cause to be performed soil tests, inspections, radon and asbestos investigations, environmental audits, surveying and engineering services, appraisals and to otherwise view and inspect the Project and all components thereof, any and all of Lessor's financial records in connection therewith. Any such entry upon the Real Property shall be at Lessee's sole risk and expense and Lessee shall indemnify and hold Lessor harmless from any such entry, and of and from any and all costs, expenses, loss, damage, claim or liability, arising out of or incurred or claimed in connection with the exercise by Lessee of such right of entry, and any such entry shall be performed in such a manner so as to minimize damage to the Real Property.

                             C.      Lessor also hereby expressly grants Lessee
permission to investigate and to examine any and all governmental records and to conduct interviews with any and all relevant governmental and regulatory authorities with respect to the use and ownership of the Project, all of which examinations and inspections shall be undertaken at the sole cost and expense of Lessee.

                             D.      Immediately upon the execution hereof,
Lessor shall make available to Lessee for inspection or copying: any and all zoning and platting information; any soil tests; any existing title insurance policies and commitments; any existing surveys, together with as-built plans and specifications; sales tax returns for the last twelve (12) months; real estate tax bills; existing insurance policies; all Project agreements and any correspondence in connection therewith; all appraisals, marketing studies and the like; all management and service contracts; all operating and expense reports prepared by or for Lessor; all books and records of Lessor or Lessor's agents concerning the Project and any other documents concerning the Project reasonably requested by Lessee and which are in the possession or control of Lessor or its agents.

                    4.       REPRESENTATIONS BY LESSOR.

                    Lessor represents and warrants to Lessee, as of the date hereof and the Commencement Date:

                    A. MARKETABLE TITLE. Lessor has good, marketable and insurable fee simple title to the Real Property, and Lessor has good and marketable title to the Assets, free and clear of all mortgages, liens and security interests, except as set forth on Section 4Q hereof.

                    B. CONDEMNATION PENDING OR THREATENED. There is no pending or threatened condemnation or similar proceeding affecting the Real Property or any portion thereof, nor has Lessor knowledge that any such action is presently contemplated.

                    C. ADVERSE INFORMATION. Lessor has no information or knowledge of any change contemplated in any applicable laws, ordinances, or restrictions, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions upon the Real Property, or the condition thereof, which would prevent, limit, impede, or render more costly Lessee's continued use of the Project.

                    D. COMPLIANCE WITH LAWS. Lessor has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Project. Performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of, any lien or encumbrance upon the Project under any agreement or other instrument to which Lessor is a party or by which Lessor or the Project might be bound.

                    E. PENDING LITIGATION. There are no legal actions, suits, or other legal or administrative proceedings, including condemnation cases, pending or threatened, against the Project, and Lessor is not aware of any facts which might result in any such action, suit or other proceedings.

                    F. DISCLOSURE OF ADVERSE FACTS. To the knowledge of Lessor, there is no significant adverse fact or condition relating to the Project or its continued use by Lessee which has not been specifically disclosed in writing by Lessor to Lessee, and Lessor knows of no fact or condition of any kind or character whatsoever which adversely affects such intended use of the Project by Lessee.

                    G. BUILDING PERMITS. All building permits required for the Project are in good standing and were validly issued by the appropriate governmental authorities, and all required certificates of occupancy have been issued and are outstanding.

                    H. EXISTING IMPROVEMENTS. All buildings and improvements have been completed and installed in accordance with the plans and specifications approved by the various governmental authorities having jurisdiction. Permanent certificates of occupancy, all licenses, permits, authorizations, and approvals required by all governmental authorities having jurisdiction and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the buildings and improvements and have been paid for, and, as of the Closing, all of the same will be in full force and effect.

                    I. NO VIOLATIONS OF LAWS, ETC. No building, or similar law, ordinance or regulation is, or as of the Closing will be, violated by the continued maintenance, operation, or use of any buildings, improvements, or structures presently erected on the Real Property or by the continued maintenance, operation, or use of the parking areas. There are no uncured violations of federal, state, or municipal laws, ordinances, orders, regulations, or requirements affecting any portion of the Project. No heating equipment, incinerators or other burning devices violate, or as of the Closing will violate, any applicable federal, state, or municipal laws, ordinances, orders, regulations or requirements.

                    J. SERVICE CONTRACTS. There are no contracts, oral or written, with any employees nor any service contract, maintenance contract nor any other contract or agreement which are not terminable at will.

                    K. CONDITION. All building and operating equipment and all Assets are in good and proper operating order. The improvements are in good structural condition, free of termite infestation, roof leakage, wood rot or decay or any structural defect which substantially impairs the value or life expectancy.

                    L. UTILITIES. All utilities, including, but not limited to sewer, water, electric, gas, telephone, required for the operation of the improvements pass through adjoining public streets or adjoining private land in accordance with valid public or private easements and all installation and connection charges have been paid for in full.

                    M. HAZARDOUS SUBSTANCES. Lessor hereby represents and warrants to Lessee that to the knowledge of Lessor, (i) The Project is not contaminated with any hazardous substance; (ii) Lessor has not caused and will not cause, and there never has occurred, the release of any hazardous substance on the Real Property; (iii) the Real Property is not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action, or the threat or likelihood thereof, for the cleanup, removal, or remediation of any such hazardous substance from the Real Property or from any other real property owned or controlled by Lessor or in which Lessor has any interest, legal or equitable; (iv) there is no asbestos (or other regulated material) in any of the improvements; (v) there is no underground storage tank on the Real Property;
(vi) by
acquiring the Real Property, Lessee will not incur or be subjected to any "superfund" liability for the cleanup, removal or remediation of any hazardous substance from the Real Property or any liability, cost, or expense for the removal of any asbestos or underground storage tank from the Real Property. Lessor will indemnify, defend, and hold Lessee harmless from and against any and all claims, demands, liabilities, damages, suits, actions, judgments, fines, penalties, loss, cost and expense (including, without limitation, attorneys fees) arising or resulting from, or suffered, sustained or incurred by Lessee as a result of, the material untruth or inaccuracy of any of the foregoing matters represented and warranted by Lessor to Lessee or the breach of any of the foregoing covenants and warranties of Lessor. The terms "hazardous substance," "release" and "removal" as used herein shall have the same meaning and definition as set forth in paragraphs (14), (22) and (23), respectively, of Title 42 U.S.C. /section/ 9601 and under any applicable Pennsylvania law provided, however, that the term "hazardous substance" as used herein also shall include "hazardous waste" as defined in paragraph (5) of 42 U.S.C. /section/ 6903 and "petroleum" as defined in paragraph (8) of 42 U.S.C. /section/ 6991. The term "superfund" as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, being Title 42 U.S.C. \section\ 9601 et seq., as amended, and any similar state statute or local ordinance applicable to the Property, and all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto. The term "underground storage tank" as used herein shall have the same meaning and definition as set forth in paragraph (1) of 42 U.S.C. /section/ 6991, and applicable Pennsylvania law.

                    N. AUTHORITY. Lessor has the authority and power to enter into this Agreement and to consummate the transaction provided for by this Agreement. Consummation of this transaction will not breach any agreement to which Lessor is a party. Lessor has obtained any necessary approvals of its limited partners for this transaction, including the approval of the C & L Agreement.

                    O. ORGANIZATION. Lessor is duly organized and existing in good standing under the laws of the State of Pennsylvania.

                    P. STATEMENTS. Exhibit "C" attached hereto is a true, correct and complete revenue and expense statement for 1994, 1995 and 1996 to date.

                    Q. LIENS. There are no mortgages or deeds of trust or security agreements (other than those matters referred to on Exhibit "D" hereto) encumbering the Real Property or the Assets. Exhibit D-1 designates the Current Liens to be satisfied on or before the Commencement Date. At Closing, Lessor shall deliver an appropriate non-disturbance agreement from each such lienholder.

                    R. LIABILITIES. All liabilities and obligations of Lessor with respect to the Project are clearly and completely reflected on the Statements attached hereto as Exhibit "C". No liabilities of the Project arising prior to Closing shall be assumed by Lessee.

                    5. ASSIGNMENT. Lessee shall have the right to assign this Agreement, subject to the restrictions set forth in Article 18 of the Lease.

                    6. LIABILITIES OF LESSOR. Lessee shall not, except as expressly set forth herein, become liable for any costs, expenses, liabilities or obligations of the Project (incurred prior to the Commencement Date) or of Lessor, and Lessor agrees to defend, indemnify and hold Lessee harmless from any such liabilities.

                    Lessor shall comply with all relevant "bulk sales act" or similar requirements with respect to any Project vendors or creditors.

                    7. BROKERAGE. Lessee and Lessor each represent to the other that they have dealt with no broker in connection with this transaction. Any fees or commissions which may be claimed by any agent, salesman or broker shall be the sole responsibility of the party who has dealt with any such agent, salesman or broker. Each party agrees to indemnify and hold harmless the other party hereto for any and all judgments, costs of suit, attorneys' fees and other reasonable expenses that the indemnitee may incur by reason of any action or claim made against the indemnitee by any agent, salesman or broker dealing, or claiming to have dealt, with indemnitors. This provision shall survive Closing, or termination of this Agreement, for a period of five (5) years.

                    8. NOTICES. Any notice provided for by this Agreement and any other notice or communication that one party may wish to send to another shall be in writing and sent by (i) overnight commercial courier services (i.e., Federal Express or Purolator) or (ii) United States registered or certified mail, return receipt requested, in a properly sealed envelope and postage prepaid, addressed to the party for which such notice or communication is intended, at such party's address set forth below or at any other address provided in writing by such party to the other party by notice complying with this Section.

           Lessor:               Mr. Michael Vuick
                                 1400 Smokey Wood Drive
                                 Apartment 911
                                 Pittsburgh, Pennsylvania 15218

   With a copy to:               Kenneth D. Josephs, Esq.
                                 Rose, Schmit Hasley & Disalle
                                 900 Oliver Building
                                 Pittsburgh, Pennsylvania 15222-2310

           Lessee:               Golden Bear Golf Centers, Inc.
                                 11780 U.S. Highway #1
                                 North Palm Beach, Florida 33408

                                 Attention: Mr. Gary Rosmarin, President

   With a copy to:               David M. Shaw, Esq.
                                 Fleming, Haile, Shaw &
                                 Gundlach, P.A.
                                 440 Royal Palm Way, Suite 100
                                 Palm Beach, Florida 33480

                    9. ATTORNEYS' FEES. If either party commences an action against the other to enforce any of the terms of this Agreement or because of the breach by either party of any of the terms hereof, the losing or defaulting party shall pay to the prevailing party the reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action, at trial and all appellate levels.

                    10. CONFIDENTIALITY. The terms of this Agreement and the information made available as a result of the investigations which preceded the consummation of the transactions contemplated by this Agreement are confidential and are personal or trade or business secrets of the parties. The parties shall not disclose to any other person the nature, terms, or conditions of this Agreement or any information concerning the respective parties unless required by this Agreement or as a result of litigation relating to this Agreement or the respective parties.

                    11. NON-COMPETE. As part of the consideration to Lessee for entering into and consummating this transaction, each Lessor for itself and its agents and nominees covenant and agree not to (i) enter into any competing business within a 25-mile radius of the Real Property. Lessor and Lessee covenant and agree that this provision may be enforced by injunction or other equitable relief without the necessity of Lessee placing a bond with the Court. Any violation of the covenants (or any of them) set forth herein by Lessor and Lessee would materially and irrevocably harm Lessee and its business. This provision shall survive closing for a period of five (5) years.

                    12. SURVIVAL. All representations, warranties and indemnities of Lessor, and all applicable covenants and agreements of Lessee and Lessor, shall survive the Commencement Date for a period of two (2) years.

                    13. COOPERATION. Lessee and Lessor will cooperate with respect to all matters pertaining to the transfer of the operation of the Project.

                    14. MAINTENANCE AND RISK OF LOSS. Commencing with the date hereof, Lessor shall maintain the Project in its current condition and with the same standard of care as it presently maintains the Project. All risk of loss to the Project prior to the Commencement Date shall be upon the Lessor.

                    15. AUTHORITY OF LESSOR. Each party signing on behalf of Lessor hereby represents and warrants to Lessee that he has full authority to sign the Lease and bind the Lessor on behalf of the Lessor.

                    16. AUTHORITY OF THE LESSEE. The undersigned represents that it has full power and authority to execute the Lease on behalf of the Lessee.

                    17. ADDITIONAL OPTION TO PURCHASE. In addition to the Purchase Option set forth in Article 34, Lessee shall have the option to purchase the Premises for $2,545,000 by providing Lessor with written notice of such exercise no later than May 15, 1996. In such event, the closing shall occur on or about June 15, 1996 in accordance with the applicable provisions of
Article 34.

                    In the event Lessee purchases the Premises pursuant to this
Section 17, the gas well shall remain the property of Lessor and the parties shall enter into an appropriate agreement (with indemnities from Lessor) at the closing. In the event Lessee purchases the Premises not pursuant to this Section 17, the gas well shall be conveyed to Lessee.

                    In all events, Lessor shall convey all of its other mineral rights (if any) to Lessee.

                    18. FACSIMILE. The parties agree that a facsimile transmission of the signed Agreement constitutes an original and binding document.

                    19.      COUNTERPARTS.   This Agreement may be executed
simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    20. INITIAL DEPOSIT. In the event Lessee terminates the Lease prior to the Commencement Date as provided herein, and Lessor desires to extend the date for return of the Deposit, Lessor shall execute and deliver a "Note" in form and substance resolvable acceptable to Lessee. The Note shall provide for a maturity date of October 1, 1996, interest at the Wall Street Journal Prime Rate plus 1% payable at maturity and shall be guaranteed by Michael Vuick.

                    21. BOOKS AND RECORDS. Lessor shall retain all of its books and records for the Project until December 31, 2000. In the event Lessee desires to audit these books and records (such audit to be at the cost and expense of Lessee), Lessor agrees to make said books and records available to Lessee and its auditors and to cooperate with respect thereto.

                    22. Lessor and Lessee agree that the Lease is hereby amended as follows:

                    A. Section 14(c) is amended to provide that the prorations reflect commencement and termination dates.

                    B. Section 34 is amended to provide that, prior to the date Lessee is required to provide notice of its exercise of option to purchase, Lessor shall provide the estimate of Rent for the sixth lease year calculated in accordance with Section 3 of the Lease.

                    IN WITNESS WHEREOF, the parties have executed this Addendum for themselves, their respective heirs, executors, personal representatives, successors and assigns as of the date and year first above written.

                                     LESSEE:

SEEN AND AGREED:                     GOLDEN BEAR GOLF CENTERS, INC.


                                     By:
- --------------------------              -----------------------------------
Michael Vuick                           Name:
(as to Section 20)                      Title:

                                     LESSOR:

                                     MCDAIN GOLF CENTER OF
                                     MONROEVILLE, a Pennslyvania
                                     limited partnership


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title: General Partner

                              SCHEDULE OF EXHIBITS


Exhibit "A"                          Real Estate

Exhibit "B"                          Improvements and Assets

Exhibit "C"                          Operating Statements

Exhibit "D"                          Current Liens

Exhibit "D-1"                        Current Liens to be Satisfied